Exhibit 1.1

PennyMac Financial Services, Inc.

[          ] Shares

Plus an option to purchase from the Company

up to [          ] additional Securities

Class A Common Stock
($0.0001 par value)

Underwriting Agreement

New York, New York
          , 2013

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.
As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

PennyMac Financial Services, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [          ] shares of Class A common stock, $0.0001 par value (“Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to [          ] additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 20 hereof.

In connection with the consummation of the offering contemplated by this Agreement, all classes of outstanding limited liability company interests in Private National Mortgage Acceptance Company, LLC, a limited liability company organized under the laws of the State of Delaware (“PNMAC”), will be converted into a single new class of limited liability interests (the “New Holdings Units”) and, upon the consummation of this offering, the Company will use the proceeds from this offering to purchase [          ] New Holdings Units from PNMAC.  As a result of the foregoing transactions, the Company will own a number of New Holdings Units equal to the number of shares of Common Stock the Company has issued in this offering.  In connection with its acquisition of New Holdings Units, the Company will also become the sole managing member of PNMAC.  The transactions set forth in this paragraph are collectively referred to as the “Reorganization Transactions.”

In addition to those terms defined in Section 20 hereof, or otherwise defined herein, the terms that follow, when used in this Agreement, shall have the meanings indicated.

“Advised Entities” means collectively, the Investment Funds and PMT.

“Exchange Agreement” means that certain Exchange Agreement by and among the Company, PNMAC and each holder of membership or other interests in PNMAC, a copy of which has been filed as an exhibit to the Registration Statement.

“Investment Funds” means collectively, (a) PNMAC Mortgage Opportunity Fund, LLC, a Delaware limited liability company, (b) PNMAC Mortgage Opportunity Fund, LP, a Delaware limited partnership, (c) PNMAC Mortgage Opportunity Fund Investors, LLC, a Delaware limited liability company, and (d) PNMAC Mortgage Opportunity (Offshore) Fund, Ltd., a Cayman Islands company.

“New LLC Agreement” means that certain Fourth Amended and Restated Limited Liability Company Agreement of PNMAC, a copy of which has been filed as an exhibit to the Registration Statement.

“PMT” means PennyMac Mortgage Investment Trust, a Maryland real estate investment trust.

“Registration Rights Agreement” means that certain Registration Rights Agreement by and among the Company and each of the holders of membership or other interests in PNMAC, a copy of which has been filed as an exhibit to the Registration Statement.

“Reorganization Transaction Agreements” means collectively, the Exchange Agreement, the New LLC Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of [          ], 2013, by and among the Company, PNMAC and each holder of membership or other interests in PNMAC, a copy of which has been filed as an exhibit to the Registration Statement.

1.                                      Representations and Warranties.  The Company and PNMAC, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company has prepared and filed with the Commission a registration statement (file number 333-186495) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  Such

Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)                                  From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(f)                                   The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(g)                                  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement on file at the time of issuance of such Issuer Free Writing Prospectus, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h)                                 Each of the Company, PNMAC and each of its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, PNMAC and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)                                     As of the date hereof, [          ] shares of Class B common stock, $0.0001 par value per share (the “Class B Common Stock”), held by PNMAC are the only issued and outstanding shares of capital stock of the Company, and such shares have been duly and validly authorized and issued and are fully paid and nonassessable, have been issued in compliance with all federal or state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; following the filing of the Company’s amended and restated certificate of incorporation, the form of which has been filed as an exhibit to the Registration Statement (the “Restated Charter”) with the Secretary of State of the State of Delaware, the Securities will have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, will conform to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, bylaws or any agreement or other instrument to which the Company, PNMAC or any of its subsidiaries is a party or by which the Company, PNMAC or any of its subsidiaries is bound.  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), and any person to whom the Company has granted Registration Rights and who has the right to exercise such rights prior to the expiration of the lock-up period described in Section 5(g) below has agreed not to exercise such rights until after expiration of the lock-up period described in Section 5(g) below.  All of the issued and outstanding New Holdings Units of PNMAC have been duly and validly authorized and issued.  Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (x) the Company will own of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, the New Holdings Units to be issued to or purchased by the Company in connection with the Reorganization Transactions and (y) PNMAC owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of capital stock or other equity interests of its subsidiaries.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company, PNMAC or any of its subsidiaries any shares of the capital stock or other equity interests of the Company or PNMAC or any of its subsidiaries.  PNMAC has and, following the filing of the Restated Charter with the Secretary of State of the State of Delaware, the Company, will have the authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) under the caption “Capitalization.”  The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.  Except as set forth in the Registration Statement, the Disclosure Package and Prospectus (exclusive of any supplement thereto) in connection with the Reorganization Transactions, subsequent to the respective dates as of which information is given in the Disclosure Package and Prospectus, there has not been any change in the capital stock, or any change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase any shares of capital stock or any membership or other interests of the Company, PNMAC or any of its subsidiaries, in each case material to the Company, PNMAC and its subsidiaries taken as a whole.

(j)                                    There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Risk Factors—Risks Related to Our Business and Industry—Risks Related to Our Mortgage Banking Segment—We, PNC, a regulated banking affiliate of ours, and BlackRock, a regulated non-bank affiliate of ours, operate in a highly regulated industry and the continually changing federal, state and local laws and regulation could materially adversely affect our business, financial condition and results of operations.”, “Risk Factors—Risks Related to Our Business and Industry—Risks Related to Our Mortgage Banking Segment—The creation of the CFPB and its recently issued rules will likely increase our regulatory compliance burden and associated costs, which could adversely affect our business, financial condition and results of operations.”, “Risk Factors—Risks Related to Our Business and Industry—Risks Related to Our Mortgage Banking Segment—Changes in GSE guidelines or guarantees could adversely affect our business, financial condition and results of operations.”, “Risk Factors—Risks Related to Our Business and Industry—Risks Related to Our Mortgage Banking Segment—Changes to government mortgage modification and refinance programs could adversely affect our future revenues and costs.”, “Risk Factors—Risks Related to Our Business and Industry—Risks Related to Our Mortgage Banking Segment—Unlike competitors that are banks, we are subject to the licensing and operational requirements of states and other jurisdictions that result in substantial compliance costs, and our business would be adversely affected if we lose our licenses.”, “Risk Factors—Risks Related to Our Business and Industry—Risks Related to Our Mortgage Banking Segment—We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.”, “Risk Factors—Risks Related to Our Business and Industry—Risks Related to Our Mortgage Banking Segment—We may be subject to certain banking regulations that may limit our business activities.”, “Organizational Structure”, “Business—Compliance and Regulatory”, “Certain Relationships and Related Party Transactions”, “Shares Eligible for Future Sale”, “Description of Capital Stock”, and the information in the Registration Statement under Item 14 insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings; and the statements included in the Registration Statement or Prospectus under the heading “Material United States Federal Income Tax Consequences to Non-U.S. Holders” to the extent that such statements purport to describe matters of United States federal income tax law or legal conclusions with respect thereto, accurately describe such matters in all material respects.

(k)                                 This Agreement has been duly authorized, executed and delivered by the Company and PNMAC.

(l)                                     None of the Company, PNMAC or any of its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(m)                             No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(n)                                 Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, PNMAC or any of its subsidiaries pursuant to, (i) the charter, bylaws, certificate of formation, operating agreement, partnership agreement or other organizational documents, as the case may be, of the Company, PNMAC or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, PNMAC or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, PNMAC or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, PNMAC or any of its subsidiaries or any of its or their respective properties, except in the case of clauses (ii) and (iii) as would not have a Material Adverse Effect and as would not have a material adverse effect on the ability of the Underwriters to consummate the transactions contemplated by this Agreement.

(o)                                 No holders of securities of the Company, PNMAC or any of its subsidiaries have rights to the registration of such securities under the Registration Statement.

(p)                                 The balance sheet of PennyMac Financial Services, Inc. included in the Registration Statement, the Disclosure Package and the Prospectus presents fairly in all material respects the financial condition of PennyMac Financial Services, Inc. as of the date indicated, complies as to form in all material respects with the applicable accounting requirements of the Act and has been prepared in conformity with generally accepted accounting principles in the United States unless otherwise noted.  The consolidated historical financial statements and schedules of PNMAC and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of PNMAC and its consolidated subsidiaries as of the dates and for the periods indicated, comply in all material respects as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved unless otherwise noted therein.  The selected financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Registration Statement, the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated in the Registration Statement, the Disclosure Package and the Prospectus, the information included therein.  The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions in all material respects, and the pro forma adjustments reflect the proper application of those adjustments in all material respects to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.  The pro forma financial statements included in the Registration Statement, the Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(q)                                 No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, PNMAC or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company and PNMAC, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(r)                                    Each of the Company, PNMAC and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(s)                                   None of the Company, PNMAC or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws, certificate of formation, operating agreement, partnership agreement, or other organizational documents, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, PNMAC or such subsidiary or any of its properties, as applicable, except with respect to the Company, PNMAC or such subsidiary (and their respective properties) in the case of clauses (ii) and (iii) in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    Deloitte & Touche LLP, who have certified certain financial statements of the Company and PNMAC and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company and PNMAC within the meaning of the Act and the applicable published rules and regulations thereunder.

(u)                                 The Company, PNMAC and each of its subsidiaries have filed all tax returns that are required to be filed (if any) or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for (i) any such assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been established in accordance with GAAP or (ii) as would not have a Material Adverse Effect.  There is no pending dispute with any taxing authority relating to any of such tax returns, and there is no material proposed liability for any tax to be imposed upon the properties or assets of the Company, PNMAC or any of its subsidiaries for which there is not an adequate reserve reflected in the PNMAC financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  None of the Company, PNMAC or any of its subsidiaries has knowledge of any basis for any taxing authority to propose a material liability for tax against any of the Company, PNMAC or any of its Subsidiaries. PNMAC and each of its subsidiaries is treated as a partnership or disregarded entity, as the case may be, for U.S. federal income tax purposes.

(v)                                 No labor problem or dispute with the employees of the Company, PNMAC or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and neither the Company nor PNMAC is aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(w)                               The Company, PNMAC and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, PNMAC or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company, PNMAC and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company, PNMAC or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, PNMAC or any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Company, PNMAC or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(x)                                 Except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), neither PNMAC nor any of its subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or PNMAC, as applicable, from making any other distribution on such subsidiary’s capital stock or membership or other interests, from repaying to the Company or PNMAC any loans or advances to such subsidiary from the Company or PNMAC or from transferring any of such subsidiary’s property or assets to the Company, PNMAC or any other subsidiary of PNMAC.

(y)                                 The Company, PNMAC and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and none of the Company, PNMAC, or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(z)                                  The Company, PNMAC and each of its subsidiaries maintain a consolidated system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, PNMAC and its subsidiaries’ consolidated internal controls over financial reporting are effective and the Company, PNMAC and its subsidiaries are not aware of any material weakness in their consolidated internal controls over financial reporting.

(aa)                          The Company, PNMAC and its subsidiaries maintain consolidated “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(bb)                          None of the Company, PNMAC or any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc)                            Except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company, PNMAC and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), neither the Company, nor PNMAC nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(dd)                          In the ordinary course of its business, PNMAC periodically reviews potential costs and liabilities under Environmental Laws.  On the basis of such review, PNMAC has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee)                            None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company, PNMAC or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company, PNMAC or any of its subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company, PNMAC and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company, PNMAC and its subsidiaries other than as a result of the growth in the number of the Company’s and its subsidiaries’ employees; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company, PNMAC and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company, PNMAC and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company, PNMAC or any of its subsidiaries related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company, PNMAC or any of its subsidiaries may have any liability.

(ff)                              There is and has been no failure on the part of the Company, PNMAC and any of the Company’s or PNMAC’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), to the extent applicable to the Company, including Section 402 relating to loans.

(gg)                            None of the Company, PNMAC, any of its subsidiaries, any of the Advised Entities, nor, to the knowledge of the Company or PNMAC, any director, officer, agent, employee or affiliate of the Company or PNMAC or any of its subsidiaries or any of the Advised Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, PNMAC, its subsidiaries, the Advised Entities, and, to the knowledge of the Company and PNMAC, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh)                          The operations of the Company, PNMAC, its subsidiaries and the Advised Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, PNMAC, any of its subsidiaries or any of the Advised Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and PNMAC, threatened.

(ii)                                  None of the Company, PNMAC, any of its subsidiaries or any of the Advised Entities nor, to the knowledge of the Company and PNMAC, any director, officer, agent, employee or affiliate of the Company, PNMAC, any of its subsidiaries or any of the Advised Entities is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the Company, PNMAC, any of its subsidiaries or any of the Advised Entities will directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)                                The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company and PNMAC as defined by Rule 1-02 of Regulation S-X (the “Subsidiaries”).

(kk)                          The Company, PNMAC and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the business of the Company, PNMAC and its subsidiaries as now conducted or as proposed in the Prospectus to be conducted, except as would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Preliminary Prospectus and the Prospectus under the caption “Business—Intellectual Property” (a) there are no rights of third parties to any such Intellectual Property; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company, PNMAC or its subsidiaries in or to any such Intellectual Property, and neither the Company nor PNMAC is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and neither the Company nor PNMAC is aware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company, PNMAC or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and neither the Company nor PNMAC is aware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published

U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company, PNMAC or any of its subsidiaries or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company or PNMAC is aware that may render any U.S. patent held by the Company, PNMAC or any of its subsidiaries invalid or any U.S. patent application held by the Company PNMAC or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(ll)                                  Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), none of the Company, PNMAC or any of its subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(mm)                  Each of the Reorganization Transaction Agreements has been duly authorized, executed and delivered by the Company and PNMAC, as applicable, and, assuming due authorization, execution and delivery by the other parties thereto, will be a valid and legally binding agreement of the Company and PNMAC, as applicable, enforceable against them in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles, and each such agreement conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.  The copies of each of the Reorganization Transaction Agreements that have been filed as exhibits to the Registration Statement are true and correct copies thereof.

(nn)                          The execution and delivery by the Company and PNMAC of each of the Reorganization Transaction Agreements to which it is a party, and the performance by each of the Company and PNMAC of its obligations thereunder, and the consummation of the Reorganization Transactions, does not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, PNMAC or any of its subsidiaries pursuant to, (i) the charter, bylaws, certificate of formation, operating agreement, partnership agreement or other organizational documents, as the case may be, of the Company, PNMAC or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, PNMAC or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, PNMAC or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, PNMAC or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) as would not reasonably result in a Material Adverse Effect, provided that any such violations or breaches would not affect the ability of the Company or PNMAC to consummate the transactions contemplated by this Agreement.

(oo)                          No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Reorganization Transaction Agreements, except such may be required under the Act and under the blue sky laws of any jurisdiction in connection with the offer and sale of the New Holdings Units in the manner contemplated in the Disclosure Package and the Prospectus.  The issuance of the New Holding Units in the Reorganization Transactions will not require registration under the Act or any securities laws of any state having jurisdiction with respect thereto.

(pp)                          Each of the Company, PNMAC, its subsidiaries and each of the Advised Entities (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”) or the Investment Company Act, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Disclosure Package and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)                          Consummation of the Reorganization Transactions and the offering and sale of the Shares, including the transactions contemplated by this Agreement and the Reorganization Transaction Agreements, has not constituted and will not constitute an “assignment” within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder) of any of the management or investment advisory contracts to which any of PNMAC or its subsidiaries is a party.

(rr)                                None of PNMAC or any of its subsidiaries which act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any of the Advised Entities has performed any act or otherwise engaged in any conduct that would prevent PNMAC or such subsidiary from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such PNMAC or such subsidiary and any of the Advised Entities except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)                              Each of the Company and PNMAC, each of the Company’s and PNMAC’s subsidiaries, and, to the knowledge of the Company or PNMAC, all of their service providers (including, without limitation, foreclosure counsel) are in material compliance with, all applicable federal, state and local statutes, laws, codes, ordinances, rules and regulations, and all applicable judgments, orders and decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, and any guidance issued by any such authority, including, without limitation, Bulletin 2012-03 (Service Providers) of the Consumer Financial Protection Bureau dated April 13, 2012 (collectively, “Legal Requirements”). Such federal statutes include, without limitation, the Servicemembers Civil Relief Act, Truth in Lending Act, Real Estate Settlement Procedures Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Homeowners Protection Act, Home Mortgage Disclosure Act, National Flood Insurance Reform Act, Fair Housing Act, and Gramm-Leach-Bliley Act.

(tt)                                The Company has no debt securities that are rated by any “nationally recognized statistical organization” (as defined for purposes of Rule 436(g) under the Act).

Any certificate signed by any officer of the Company and PNMAC and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by each of the Company and PNMAC, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[          ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [          ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.                                      Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [          ], 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                      Agreements.  The Company and PNMAC agree with the several Underwriters that:

(a)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)                                  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)                                 As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company, PNMAC and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company and PNMAC, jointly and severally, will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   The Company will arrange, with the cooperation of the Underwriters, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate after consultation with the Company and will use its reasonable best efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject it to taxation, in any jurisdiction where it is not now so subject.

(g)                                  The Company will not, without the prior written consent of each of the Representatives offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (including, without limitation, any New Holdings Units) or any other interests in PNMAC or any shares of Class B Common Stock (collectively, the “Lock-Up Securities”); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may (i) issue and sell Common Stock, or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, pursuant to any employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company (other than any issuances pursuant to the Exchange Agreement) in effect at the Execution Time or disclosed in the Prospectus, (ii) issue New Holdings Units to be issued in connection with the Reorganization Transactions, (iii) issue and sell the Securities to be sold hereunder, (iv) file one or more registration statements on Form S-8, or (v) offer, issue or sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as the aggregate number of shares of Common Stock to be issued does not exceed 10% of the total number of outstanding shares of Common Stock; provided that each recipient of any such shares or other securities pursuant to subclauses (i) and (v) agrees to restrictions on the resale of securities that are consistent with the lock-up letters described in Section 6(i) hereof for the remainder of the 180-day restricted period, as extended pursuant to the next sentence, if applicable.  The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(j) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h)                                 If each of the Representatives, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)                                     Neither the Company nor PNMAC will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)                                    The Company and PNMAC jointly and severally agree to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided, that the reasonable fees of counsel for the Underwriters relating to subclauses (vi) and (vii) of this Section 5(j) shall not exceed $20,000; (viii) the travel and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; provided that the Underwriters will pay all costs of air and ground transportation of the Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k)                                 The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l)                                     The Company will notify promptly the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(m)                             If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(n)                                 The Company will use its reasonable best efforts to consummate on our about the Closing Date the Reorganization Transactions as described in the Disclosure Package and the Prospectus.

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and PNMAC contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and PNMAC made in any certificates pursuant to the provisions hereof, to the performance by the Company and PNMAC of their obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Bingham McCutchen LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit C.

(c)                                  The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                 The Company and PNMAC shall have furnished to the Representatives a certificate on behalf of the Company and PNMAC, signed by each of the respective Chairman of the Board or the President and the principal financial or accounting officer of each of the Company and PNMAC, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company and PNMAC in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and PNMAC have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s or PNMAC’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)                                  The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company and PNMAC for the [          ]-month period ended [          ] and as at [          ], in accordance with Statement on Auditing Standards No. 100 and stating in effect that:

(i)                                     in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii)                                  on the basis of a reading of the latest unaudited financial statements made available by the Company, PNMAC and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for [       ]-month period ended [          ] and as at [       ]; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the Audit Committee, the Compensation Committee, the Risk Management Committee and Governance and Nominating Committee of the Company, PNMAC and its subsidiaries; and inquiries of certain officials of the Company, PNMAC and its subsidiaries who have responsibility for financial and accounting matters of the Company, PNMAC and its subsidiaries as to transactions and events subsequent to December 31, 2012, nothing came to their attention which caused them to believe that:

(1)                                 any unaudited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus do not comply as to form with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(2)                                 with respect to the period subsequent to [          ], there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company, PNMAC and its subsidiaries or the capital stock of the Company, PNMAC and its subsidiaries or decreases in the stockholders’ equity of the Company, PNMAC and its subsidiaries as compared with the amounts shown on the [          ] consolidated balance sheet included in the Registration Statement, the Preliminary Prospectus and the Prospectus, or for the period from [          ] to such specified date there were any decreases, as compared with [          ] in net revenues or income before income taxes or in total or per share amounts of net income of the Company, PNMAC and its subsidiaries except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3)                                 the information included in the Registration Statement, the Preliminary Prospectus and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii)                               they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company, PNMAC and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, agrees with the accounting records of the Company, PNMAC and its subsidiaries, excluding any questions of legal interpretation; and

(iv)                              on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Company, PNMAC and its subsidiaries who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

The Company shall also have received from Deloitte & Touche LLP (and furnished to the Representatives) a report with respect to a review of unaudited interim financial information of the Company for the eight quarters ending [          ], in accordance with Statement on Auditing Standards No. 100.

(f)                                   Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, PNMAC and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g)                                  Prior to the Closing Date, the Company and PNMAC shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

(h)                                 The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(i)                                     At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A-1 hereto from each officer and director of the Company and each of the parties listed on Exhibit A-2 addressed to the Representatives.

(j)                                    The Recapitalization (as defined in the Disclosure Package and the Prospectus) shall have been consummated as set forth in the Disclosure Package and in the Prospectus, and the Restated Charter shall have been filed with the Secretary of State of the State of Delaware.

(k)                                 The Company shall have furnished to the Representatives a certificate of the chief financial officer of the Company and the managing director — accounting of the Company in the form attached hereto as Exhibit D.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 135 Commonwealth Drive, Menlo Park, CA 94025, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or PNMAC to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and PNMAC, jointly and severally, will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities; provided that if the sale of the Securities is not consummated because of any termination pursuant to Sections 10(i)(b), 10(ii) or 10(iii), the Company shall only be obligated to reimburse 50% of the Underwriters’ out-of-pocket expenses.

8.                                      Indemnification and Contribution.  (a)  The Company and PNMAC agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and PNMAC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and PNMAC by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company and PNMAC may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and PNMAC, and each of the Company’s directors, and each of the Company’s officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and PNMAC by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (which, if the Company is the indemnifying party, shall be limited to one such separate counsel for all indemnified parties, and, to the extent applicable, one local counsel per jurisdiction for all indemnified parties) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, PNMAC and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, PNMAC and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and PNMAC on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, PNMAC and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and PNMAC on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and PNMAC shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and PNMAC on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, PNMAC and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i)(a) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or (b) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, PNMAC and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, PNMAC or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel, with a copy to Merrill Lynch, One Bryant Park, New York, New York 10036, Attention:  Syndicate Department (fax no.: (646) 855-3073) with a copy Attention: ECM Legal, (fax no.: (212) 230-8730; or, if sent to the Company, will be mailed, delivered or telefaxed to Private National Mortgage Acceptance Company, LLC, Jeffrey P. Grogin, Chief Administrative and Legal Officer and Secretary (fax no.: (      ) [      ]-[        ]) and confirmed to it at Private National Mortgage Acceptance Company, LLC, Jeffrey P. Grogin, Chief Administrative and Legal Officer and Secretary, 6101 Condor Drive, Moorpark, California 93021.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               No fiduciary duty. The Company and PNMAC each hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and PNMAC, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or PNMAC and (c) the Company’s and PNMAC’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, each of the Company and PNMAC agrees that it is solely responsible for making its own judgments in connection with the offering and the consummation of the Reorganization

Transactions (irrespective of whether any of the Underwriters has advised or is currently advising the Company or PNMAC on related or other matters).  The Company and PNMAC agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or PNMAC, in connection with the offering, the Reorganization Transactions or any other related transactions or the process leading thereto.

15.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and/or PNMAC, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

16.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.                               Waiver of Jury Trial. Each of the Company and PNMAC hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.                               Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.                               Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20.                               Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, PNMAC, and the several Underwriters.

Very truly yours,

PennyMac Financial Services, Inc.

By:
Name:
Title:

Private National Mortgage Acceptance Company, LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Goldman, Sachs & Co.

By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Barclays Capital Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Total

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[list all FWPs included in the Disclosure Package]

2

Annex A

List of Subsidiaries

PennyMac Loan Services LLC

PennyMac Capital Management LLC

PNMAC Opportunity Fund Associates, LLC

PennyMac Loan Services, Inc.